Exhibit 21.1
Subsidiaries of the Registrant
Certain subsidiaries of the Registrant and their subsidiaries are listed below. The names of certain subsidiaries, which considered in the aggregate would not constitute a significant subsidiary, have been omitted.

Name	Country of Organization
Sistemes Consulting S.A	Andorra

Accenture S.A.	Argentina

Accenture Technology Solutions Pty Ltd	Australia
Accenture Australia Holdings Pty Ltd Accenture HR Services (Australia) Ltd	Australia Australia
Diversiti Pty Ltd	Australia

Accenture GmbH	Austria

Accenture S.A.\N.V.	Belgium
Accenture Technology Ventures S.P.R.L.	Belgium
Avanade	Belgium

Partners Security Ltd	Bermuda
Blue Insurance Ltd	Bermuda
Accenture Australia Ltd	Bermuda
Accenture Australia (1) Ltd	Bermuda
Accenture Australia (2) Ltd	Bermuda
Accenture Australia (3) Ltd	Bermuda

ENMAX Technology Bolivia S.A.	Bolivia

Accenture (Botswana) (PTY) Ltd	Botswana

Accenture do Brasil Ltda	Brazil
Accenture Technology Solutions Ltda	Brazil
Accenture Serviços de Suporte de Negócios Ltda	Brazil

Accenture Canada Holdings Inc.	Canada
1021904 Ontario Limited	Canada
Accenture, Inc	Canada
Accenture HR Services	Canada

Name	Country of Organization
Accenture Technology Solutions – Canada, Inc.	Canada
Also known as Solutions technologiques Accenture - Canada, Inc.
Accenture Business Services of British Columbia Limited Partnership	Canada
Accenture Business Services for Utilities Inc	Canada
Accenture Business Services General Partner Inc.	Canada
Accenture Nova Scotia Unlimited Liability Co.	Canada

Accenture Chile Asesorias y Servicios Ltda	Chile

Accenture (Shanghai) Co Ltd	China
Accenture Technology Solutions (Dalian) Co Ltd	China

Accenture Ltda	Colombia

Accenture Services, s.r.o.	Czech Republic

Accenture I/S	Denmark
Accenture Denmark Holdings A/S	Denmark
Accenture Denmark II ApS	Denmark
Accenture Australia Holdings ApS	Denmark
Accenture Technology Solutions A/S	Denmark

Enmaxtechnology Ecuador S.A.	Ecuador

Accenture Egypt LLC	Egypt

Accenture Oy	Finland
Accenture Technology Solutions Oy	Finland

Accenture S.A.S.	France
Accenture Technology Solutions S.A.S.	France
InVita SAS	France
Avanade SAS	France
Imagine Broadband Sarl	France
S.A.V. (Solution pour L’Assurance Vie) SAS	France
Accenture Holdings SAS	France
Accenture Services S.A.S.	France

Accenture GmbH	Germany
Accenture Management GmbH	Germany
Accenture Holding GmbH & Co. KG	Germany
Accenture Dienstleistungen GmbH	Germany

Name	Country of Organization
Accenture Industry Services GmbH	Germany
Accenture Technology Solutions GmbH	Germany
Accenture Services für Kreditinstitute GmbH	Germany
Accenture Services für Human Resources GmbH	Germany
Avanade	Germany

Accenture Finance (Gibraltar) Ltd	Gibraltar
Accenture Finance (Gibraltar) II Ltd	Gibraltar
Accenture Finance (Gibraltar) III Ltd	Gibraltar
Accenture Minority III Ltd	Gibraltar
Accenture Minority IV Ltd	Gibraltar
Accenture Technology Ventures (Gibraltar) Ltd	Gibraltar

Accenture Symvouleftiki S.A.	Greece
Accenture BPM S.A.	Greece

Accenture Company Ltd	Hong Kong
Accenture Technology Solutions (HK) Co. Ltd.	Hong Kong

Accenture Tanacsado Korlatolt Felelossegu	Hungary
Tarsasag KFT (Also known as Accenture KFT)

Accenture India Private Ltd	India
Accenture Services Private Ltd	India

P.T. Accenture	Indonesia

Accenture	Ireland
Accenture European Service Center Ltd	Ireland
Accenture Technology Solutions	Ireland

Accenture IOM 1 Company Limited	Isle of Man
Accenture IOM 2 Company Limited	Isle of Man

Accenture Ltd	Israel

Accenture SpA	Italy
Accenture Technology Solutions SRL	Italy
Accenture Outsourcing SRL	Italy
Accenture Pension Services	Italy
Arthis SpA	Italy
Marketplug Netsourcing Company SpA	Italy
NOMOS SRL	Italy
TESS	Italy
Avanade	Italy

Name	Country of Organization
Accenture Japan Ltd	Japan
Accenture Technology Solutions KK	Japan
Proquire KK	Japan

Accenture S.A.	Luxembourg
Accenture S.C.A.	Luxembourg
Accenture International Sarl	Luxembourg
Accenture Minority III Norway 1 S.C.A.	Luxembourg
Accenture Minority III Norway 2 S.C.A.	Luxembourg
Accenture International Capital SCA	Luxembourg

Accenture Sdn. Bhd.	Malaysia
Accenture Technology Solutions Sdn. Bhd.	Malaysia

Accenture Mauritius Ltd	Mauritius
Accenture (Mauritius) Onshore Ltd	Mauritius
Beaumont Development Centre Holding Ltd	Mauritius

Accenture S.C.	Mexico
Accenture BPM Mexico de Mexico, S.A. de C.V.	Mexico
Accenture Technology Solutions S.C.	Mexico

Accenture Holdings B.V.	Netherlands
Accenture Branch Holdings B.V.	Netherlands
Accenture Services B.V.	Netherlands
Accenture Finance B.V.	Netherlands
Accenture Properties (2) B.V.	Netherlands
Echitaa Properties B.V.	Netherlands
Accenture India Holdings B.V.	Netherlands
Accenture Middle East B.V.	Netherlands
Accenture Central Europe B.V.	Netherlands
Accenture Greece B.V.	Netherlands
Accenture Australia Holding B.V.	Netherlands
Accenture Korea BV	Netherlands
Accenture Technology Ventures B.V.	Netherlands
Accenture Participations B.V.	Netherlands
Accenture Minority I B.V.	Netherlands
Accenture B.V.	Netherlands
Accenture Technology Solutions B.V.	Netherlands

Name	Country of Organization
Accenture Insurance Services BV	Netherlands
Avanade	Netherlands
Partners Technology Mexico Holdings BV	Netherlands

Accenture Ltd	Nigeria

Accenture A.N.S.	Norway

Accenture, Inc	Philippines

Accenture Sp. z.o.o.	Poland
Accenture Services Sp. z.o.o.	Poland

Accenture Consultores de Gestao S.A.	Portugal
Coritel Solucoes Informaticas Integradas S.A.	Portugal

Accenture OOO	Russia

Accenture Pte Ltd	Singapore
Accenture Technology Solutions Pte Ltd	Singapore

Accenture s.r.o.	Slovak Republic
Accenture Services s.r.o.	Slovak Republic
Accenture Technology Solutions – Slovakia s.r.o.	Slovak Republic

Accenture (South Africa) Pty Ltd Accenture Services (South Africa) Pty Ltd	South Africa South Africa
Accenture Technology Solutions Pty Ltd	South Africa
Accenture Africa Ltd	South Africa
Accenture Technology Infrastructure Services Pty Ltd	South Africa

Accenture Yuhan Hoesa, also known as Accenture Ltd	South Korea
Accenture Technology Solutions Ltd	South Korea

Accenture S.L.	Spain
Accenture (Iberia) Holdings SL	Spain
Coritel S.A.	Spain
Integration Services S.A.	Spain
Alnova Technologies Corporation S.A.	Spain
Business Process Management S.A.	Spain
Accenture Formacion Sociedad Civil	Spain
Avanade	Spain
CustomerWorks Europe SL	Spain

Name	Country of Organization
Energuiaweb SL	Spain
Netpersonas SL	Spain

Accenture A.B.	Sweden
Accenture Services A.B.	Sweden
Accenture Technology Solutions AB	Sweden

Accenture A.G.	Switzerland
Accenture Holding GmbH	Switzerland
Accenture Global Services GmbH	Switzerland
Accenture Finance GmbH	Switzerland
Accenture Finance II GmbH	Switzerland
CPGmarket.com S.A.	Switzerland

Accenture Co Ltd	Taiwan

Accenture Solutions Co Ltd	Thailand
Accenture Co Ltd.	Thailand
Accenture Technologies Co Ltd	Thailand
Accenture Technolgy Solutions (Thailand) Ltd	Thailand

Accenture Danismanlik Limited Sirketi	Turkey
Accenture BPM is Yonetimi Limited Sirketi	Turkey

Accenture Ukraine LLC	Ukraine

Accenture (UK) Ltd	United Kingdom
Avanade	United Kingdom
Imagine Broadband Ltd	United Kingdom
The Accenture Group	United Kingdom
Accenture Services Ltd	United Kingdom
Accenture Pension Trustees Ltd	United Kingdom
Accenture Retirement Savings Plan Ltd	United Kingdom
Accenture Technology Solutions Ltd	United Kingdom
Accenture HR Services Inc.	United Kingdom
Accenture Development Partnerships	United Kingdom

Accenture LLP	United States
Accenture, Inc	United States
Accenture LLC	United States
Accenture Capital, Inc.	United States
Accenture Sub Inc.	United States
Avanade Inc	United States

Name	Country of Organization
Digital Asset Management Co.	United States
Imagine Broadband LLC	United States
Navitaire Inc.	United States
Proquire LLC	United States
Accenture National Security Services LLC	United States
Accenture Relocation Services LLC	United States
Accenture HR Services LLC	United States
Accenture Technology Solutions Inc.	United States
Accenture Healthcare Processing LLC	United States

Accenture C.A.	Venezuela